Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711
For Immediate Release:
November 22, 2010

Chemung Financial Extends Share Repurchase Plan

Chemung Financial Corporation (OTCBB:CHMG) today announced that its Board of Directors approved the extension of the current stock repurchase plan until November 16, 2011.  The plan authorizes the purchase of up to 90,000 shares of the Company’s outstanding common stock, including those purchased during the first year of the Plan.  Purchases will be made from time to time on the open market or in privately negotiated transactions, and will be at the discretion of management.  This current plan was originally approved by the Company’s Board of Directors in November 2009.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the parent holding company of Chemung Canal Trust Company, a full service community bank with full trust powers, which was established in 1833.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services and insurance.  CFS Group, Inc. was founded in 2001.
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The full text of this press release may be found at www.chemungcanal.com

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality.  These statements constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation’s actual operating results to differ materially.